Exhibit 99.3

Mr. James Mead

Re: Separation from Employment

Dear Mr. Mead:

This letter agreement (“Agreement”) sets forth the agreement reached concerning the termination of your employment by mutual agreement with Strategic Hotel Funding, L.L.C., including its current and former parents, subsidiaries and affiliated entities and their respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively “the Company”).

1. Your employment with the Company will terminate 5 p.m. Central Time on March 8, 2010 (the “Termination Date”). The Company will pay your base salary (at your current rate), less applicable tax withholdings and other customary deductions, through the Termination Date. The Company will also provide you with a lump-sum payment, less applicable tax withholdings, which represents the value of your accrued, unused vacation days, if any. In addition, in accordance with its regular policies, the Company will reimburse you for any unreimbursed business expenses incurred by you prior to the Termination Date. You shall also be entitled to benefits under the 401(k) plan (including, without limitation, your account balances and any earned matching Company contributions) and health benefit programs to the extent provided in such 401(k) plan and health benefit programs. In addition, consistent with and to the extent provided in Section 4(i) of the Employment Agreement by and between you and the Company dated November 29, 2004, as subsequently amended as of February 13, 2007, November 14, 2008 and December 17, 2008, (collectively the “Employment Agreement”), with respect to any past, current and future actual or potential claims against you in your capacity as an officer or director of the Company or any subsidiary or affiliate entity, you will continue to be covered by any director and officer indemnification and/or insurance coverages in effect for officers of the Company on a basis no less favorable to you than that which applies to any other senior officer (collectively, “D&O coverages”). You acknowledge and agree that your employment with the Company ends for all purposes as of the Termination Date. You may at your own cost elect continuation of medical coverage to the extent permitted under the provisions of section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) and you may also elect to assume your life insurance coverages at the Company, if and to the extent assumable.

2. In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, the Company will, provided you have not revoked this Agreement as set forth below, provide you with the severance pay described in Section 6(b)(ii), (iii) and (iv) of the Employment Agreement which the parties agree is the gross sum of eight hundred fifteen thousand eight hundred twenty dollars ($815,820), less applicable tax withholdings. Subject to the language added by items 4 and 6 of the amendment dated December 17, 2008 to the Employment Agreement, this amount will be payable in substantially equal monthly installments beginning immediately after the revocation period set forth in Paragraph 14 (provided this Agreement is not revoked during such period) through December, 2010. (For example, if the revocation period ends on March 15, 2010, the first installment payment (in the amount of $81,582) would be made on March 16, 2010 and the subsequent installment payments (in the same amount) would be made each month on or about the 16th of the month, with the last payment (in the same amount) being made on December 16, 2010.) Additionally, your currently unvested forty-nine thousand six hundred two (49,602) options with an exercise price of thirteen dollars forty-four cents ($13.44) and thirty-nine thousand two hundred (39,200) stock units from the grant made to you on February 25, 2010 that otherwise would vest within one year after the Termination Date if you had remained employed with the Company shall be treated as vested as of the Termination Date. Such forty-nine thousand six hundred two (49,602) options as well as your currently vested ninety-nine thousand two hundred three (99,203) options with an exercise price of thirteen dollars forty-four cents ($13.44) and your sixty-six thousand four hundred twenty four (66,424) options with an exercise price of twenty dollars twenty-four cents ($20.24) shall all expire on June 6, 2010 (or if you are prohibited from selling because of “blackout periods” or other securities law issues during the entire period from the Termination Date through June 6, 2010, then such options shall all expire on September 4, 2010) unless exercised by such time. You hereby forfeit all rights to any payments under the Value Creation Plan and all rights to the remaining seventy-eight thousand four hundred (78,400) stock units from the grant made to you on February 25, 2010. Notwithstanding Section 6(b)(iv) of the Employment Agreement, the parties agree that the Company will not continue medical coverage for you other than pursuant to COBRA and that the continuation of your medical coverage shall be at your own cost.

3. In exchange for the consideration described in Paragraph 2 above (the payment of which shall be in addition to your receipt of the Accrued Obligations referred to in Section 6(a) of your Employment Agreement all of which Accrued Obligations you agree are set forth in this Agreement and the D&O Coverages described in Paragraph 1 above), and for other good and valuable consideration, you hereby, subject to express exceptions set forth below and Paragraph 13(b) below, release and forever discharge the Company from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding the following: (a) your employment at or termination of employment from the Company; (b) any contract (express or implied); (c) any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies; (d) attorneys’

fees; (e) any tort; (f) alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, or disability; (g) any alleged violation of any federal, state or local law, rule or regulation (except any claims that cannot be waived by law), whether equal employment opportunity laws, rules or regulations or otherwise, including but not limited to Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Illinois Human Rights Act, the Family and Medical Leave Act of 1993; (h) any right to payment under the Value Creation Plan; and (i) any non-vested right under any Company pension, welfare, or stock plans (provided, however, that this release does not apply to any vested employee benefits and vested stock award rights which you may have as of your Termination Date, which shall be governed by the terms and conditions of this Agreement and the applicable plan or award documents). To the extent any statutes or laws exist which exclude from the scope of this general release any claims not presently known to you, you hereby waive and relinquish all rights and benefits you may have under any such statute to the extent that you may lawfully do so. This Agreement may not be cited as, and does not constitute any admission by the Company of, any violation of any such law or legal obligation with respect to any aspect of your employment or termination therefrom. Notwithstanding the above, this Paragraph 3 shall not (i) act as a release of any obligation to make the payments and provide the D&O Coverages and other rights set forth in Paragraph 1 and 2 above or elsewhere in this Agreement or (ii) preclude you from enforcing your rights under this Agreement.

4. You represent and agree that you have not filed any lawsuits against the Company, or filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law. Nothing in this Agreement is intended to interfere with the protected right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission as set forth in Section 626(f)(4) of the Older Workers Benefit Protection Act. In addition, nothing in this Agreement is intended to limit or restrict any rights you may have to challenge the validity of this Agreement or whether this Agreement was entered into knowingly and voluntarily. You waive, however, your right to any monetary recovery should any agency pursue any claims on your behalf.

5. You represent, warrant and acknowledge that the Company owes you no wages, commissions, bonuses, sick pay, personal leave pay, expenses, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature other than as specified in this Agreement. This Agreement supersedes any other agreement by the Company to provide severance to you under any circumstances.

6. You agree to abide (i) by the covenants and provisions of Section 7 of the Employment Agreement to the extent that they continue to apply following the termination of your employment and (ii) with any other provisions of the Employment Agreement that survive termination of your employment with the Company. In this connection, the Company acknowledges that you will not be subject to any non-compete obligations under Section 7(a) of the Employment Agreement after the Termination Date. Without limitation on the foregoing, you agree that you will not disparage or criticize the Company, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against the Company except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law or duly requested by a Federal, State or local governmental agency or responding to any specific questions of the Company’s auditors in connection with the Company’s financial statements or responding truthfully to any statements made by the Company; provided that the above shall not interfere with your right to confer with counsel on a confidential basis. You also agree to abide by the Company’s Insider Trading Policy. To the extent so provided in Section 7 of the Employment Agreement, the Company agrees to continue to be subject to, and abide by, the non-disparagement provisions in Section 7(c) of the Employment Agreement that apply to the Company and its officers, directors and employees and certain others, subject to the exceptions set forth in such Section 7(c) in this regard as well as exceptions for responding truthfully to any statements made by you and for responding to any specific questions of the Company’s auditors in connection with the Company’s financial statements.

7. Without limitation on Section 7(e) of the Employment Agreement, you agree that, for a reasonable period after your termination of employment with the Company, you will reasonably (taking into account, among other things, your then current employment obligations elsewhere) assist and cooperate with the Company including, without limitation, in connection with the defense or prosecution of any claim that may be made against the Company or by the Company against third parties, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company and work performed by you prior to the Termination Date, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency in such connection, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you prior to the Termination Date, pertinent knowledge possessed by you, or any act or omission by you. Notwithstanding the above, it is agreed that you have not waived, and are not waiving, any attorney client privilege or other legal rights or privileges that you have. The Company agrees to promptly reimburse you for all reasonable attorney’s fees and costs incurred in connection with your compliance with this Paragraph, and to indemnify you against any liability incurred by you because of this Paragraph and with respect to defense of claims or pursuit of Company claims against third parties as specified in Section 7(e) of the Employment Agreement to reimburse you for any direct economic losses to the extent provided in Section 7(e) of the Employment Agreement.

8. The parties agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

9. You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

10. This Agreement is binding upon the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives.

11. You hereby confirm that you have delivered to the Company (or will do so within two (2) business days of executing this Agreement) and retained no copies of any written materials, records and documents (including those that are electronically stored) made by you or coming into your possession during the course of your employment with the Company which contain or refer to any such proprietary or confidential information, provided that you shall be entitled to retain such documents, materials or personal files described in Section 7(b) of the Employment Agreement. You further confirm that you have delivered to the Company (or will do so within two (2) business days of executing this Agreement), unless specifically agreed otherwise by the Company, any and all property and equipment of the Company which you have or had in your possession which have not yet been returned to the Company, including but not limited to any Company-provided laptop computer, Blackberry, and cell phone.

12. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

13. Without detracting in any respect from any other provision of this Agreement:

(a) You, in recognition of the consideration provided to you as described in Paragraph 2 of this Agreement, and subject to the exceptions set forth in Paragraph 2 above and Paragraph 13(b) below, agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and you have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms and you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

(b) You understand and the Company agrees, that, by entering into this Agreement, you do not waive any rights or claims that may arise after the date of your execution of this Agreement or by reason of the execution of this Agreement, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement.

(c) You agree and acknowledge that the consideration provided to you in Paragraph 2 of this Agreement is in addition to anything of value to which you are already entitled if you do not sign this Agreement.

(d) The Company hereby advises you to consult with an attorney prior to executing this Agreement and you confirm that you have done so.

(e) You acknowledge that you were informed that you had at least twenty-one (21) days after March 6, 2010 in which to review and consider this Agreement, and to consult with an attorney regarding the terms and effect of this Agreement.

14. The Company agrees that you may revoke this Agreement within seven (7) days from the date you sign this Agreement, in which case this Agreement shall be null and void and of no force or effect on either the Company or you. Any revocation must be in writing and received by Paula Maggio, Senior Vice President, Secretary and General Counsel, Strategic Hotels & Resorts, Inc., 200 W. Madison Street, Suite 1700, Chicago, Illinois 60606 by 5:00 p.m. on or before the seventh day after this Agreement is executed by you.

15. This Agreement may not be changed or altered, except by a writing signed by the Company and you. This Agreement is entered into in the State of Illinois, and the laws of the State of Illinois will apply to any dispute concerning it, excluding the conflict-of-law principles thereof.

16. The amounts payable hereunder shall not be subject to mitigation under any circumstances, and, except to the extent expressly provided for in your Employment Agreement, shall not be subject to any offsets.

17. Consistent with Section 8 of your Employment Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns, and this Agreement shall be assignable by the Company only to its successors, parents, subsidiaries, affiliates or divisions, provided any assignment by the Company shall not, without your written consent, relieve the Company of its obligations hereunder.

18. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

19. The Company represents that the individual named below executing this Agreement on behalf of the Company has been duly authorized by the Board of Directors of the Company to do so.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

Date:	March 9, 2010	By:	/s/ James E. Mead
James E. Mead

On this 9th day of March, 2010, before me personally came James E. Mead, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.

/s/ Nancy Cochand
Notary Public

Date:	March 9, 2010

STRATEGIC HOTEL FUNDING, L.L.C.

By:	/s/ Laurence S. Geller
	Name:	Laurence S. Geller
	Title:	President and Chief Executive Officer

You must sign and return this Agreement to Ms. Paula Maggio no later than 5:00 p.m. on the 22nd day following receipt of this document or irrevocably lose the opportunity to receive the consideration detailed herein. You received this Agreement on March 6, 2010.